UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

TYCO ELECTRONICS LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)

001-33260

(Commission File Number)

Second Floor, 96 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-294-0607

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03       Material Modification to Rights of Security Holders.

At a Special General Meeting of Tyco Electronics Ltd. (the “Company”) held on June 22, 2009 to consider the discontinuance of its existence as a Bermuda company and continuation as a Swiss company (the “Swiss Continuation”), the shareholders approved amendments to the Company’s Bye-laws that (i) eliminated supermajority vote requirements to amend certain anti-takeover provisions and require instead only the affirmative vote of the holders of record of a majority of the shares present and voting (whether in person or by proxy) and entitled to vote on the relevant record date and (ii) changed the share capital of the Company to be 525,000,000 common shares, par value US $2.40 per share and to eliminate 125,000,000 preferred shares par value US $0.20 per share.  The foregoing description of the amendments to the Company’s Bye-laws is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bye-laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  These Amended and Restated Bye-laws will be in effect only until completion of the Swiss Continuation.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 3.03 above is incorporated herein by reference.

Item 8.01       Other Events.

On June 23, 2009, the Company issued a press release announcing the results of the shareholder vote at the Annual General Meeting and the Special General Meeting.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.  Among other things, all the proposals necessary to approve the Swiss Continuation were adopted.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bye-laws

99.1	Press Release dated June 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)

	By:	/s/ Harold G. Barksdale
Harold G. Barksdale Corporate Secretary

Date: June 23, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bye-laws

99.1	Press Release dated June 23, 2009